Exhibit 23.1


/Letterhead/


                      Consent of Independent Auditors


To the Board of Directors of
eWorldMedia Holdings, Inc.
Newport Beach, California


We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of eWorld Media Holdings, Inc. with respect to our report dated April 2, 2004 on the financial statements included in the Annual Report (Form 10 K-SB) for the fiscal years ended December 31, 2003 and 2002.



Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah
December 14, 2004